UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2009

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On June 22, 2009, VIASPACE Inc. (the "Registrant") and its majority-owned subsidiary, VIASPACE Green Energy Inc., a British Virgin Islands international business company ("VGE"), entered into an Amendment (the "Amendment") to a Securities Purchase Agreement (the "Purchase Agreement") that was originally entered into on October 21, 2008 with Sung Hsien Chang, an individual ("Chang"), and China Gate Technology Co., Ltd., a Brunei Darussalam company ("Licensor"). Under the Purchase Agreement, VGE would acquire 100% of Inter-Pacific Arts Corp., a British Virgin Islands international business company ("IPA BVI"), and the entire equity interest of Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province ("IPA China") from Chang, the sole shareholder of IPA BVI and IPA China. In exchange, the Registrant agreed to pay a combination of cash, and newly-issued shares of Registrant and VGE stock.

IPA BVI and IPA China specialize in the manufacturing of high quality, copyrighted, framed artwork sold in U.S. retail chain stores. IPA China also has a license to grow and sell a new fast-growing hybrid grass to be used for production of biofuels and as feed for livestock.

The acquisition of IPA BVI and IPA China ("Acquisition") was to be completed through two closings. At the first closing which took place on October 21, 2008, VGE issued newly-issued shares to Chang and his designees and the Registrant issued shares of its common stock to Chang and Licensor. Chang delivered 70% of the outstanding common stock of IPA BVI.

The second closing was scheduled to be held within 240 days after the first closing ("Second Closing") or June 21, 2009. The Amendment extends the Second Closing to August 21, 2009. At the Second Closing, the Registrant is to pay $4.8 million ("Cash Consideration") plus Interest (as determined below) since the First Closing, in cash to Chang. Interest on the Cash Consideration shall accrue at 6% for the first six months after the First Closing, and then 18% until June 10, 2009, and then an annual rate of 6%. As of the Second Closing, the Registrant shall also issue 1.8% of its then outstanding shares of common stock to Licensor and Chang shall deliver the remaining 30% of the outstanding shares of IPA BVI to VGE.

In the event that the Second Closing does not occur by August 21, 2009, the Purchase Agreement shall automatically terminate and all stock certificates delivered at First Closing shall be returned.

If the Second Closing does not occur although most of the Registrants’ closing conditions have been satisfied, then Chang may receive additional VGE shares or retain the Registrant shares as follows: if the VGE stock is listed on a trading market, then Registrant shall transfer to Chang all the VGE shares. If the VGE stock is not listed on a trading market, then Chang shall retain the Registrant Shares instead of returning them to the Registrant.

As required by the Purchase Agreement, VGE filed a Form S-1 Registration Statement with the Securities and Exchange Commission ("SEC") on June 3, 2009 covering the resale of all or such maximum portion of VGE common stock issued pursuant to the Purchase Agreement as permitted by SEC regulations. The Amendment extends until August 21, 2009, the date that VGE shall use its best efforts to qualify its Common Stock for quotation on a trading market.

Provided that the Second Closing has occurred, if VGE common stock is not listed on a trading market by August 21, 2009, then the Registrant will issue to Chang the number of shares of its common stock equivalent to US$5,600,000. In exchange, Chang shall return all shares of VGE common stock it received pursuant to the Purchase Agreement to the Registrant

The description of the Amendment is qualified in its entirety by reference to such agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Exhibit Title or Description

10.1 Amendment to Securities Purchase Agreement dated June 22, 2009 by and among the Registrant, VIASPACE Green Energy Inc., Sung Hsien Chang and China Gate Technology Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

June 26, 2009	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Securities Purchase Agreement dated June 22, 2009 by and among the Registrant, VIASPACE Green Energy Inc., Sung Hsien Chang and China Gate Technology Co., Ltd.